Exhibit 10.72


                           THERMO ELECTRON CORPORATION

                           2001 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


                                  Jim P. Manzi
                                    Optionee


     240,000                                                              $23.41
Number of Shares of                                               Exercise Price
Common Stock Subject                                                   Per Share
to the Option ("Option Shares")

                                Vesting Schedule
                  # of Shares                   Vesting Date(s)
                    80,000                    December 31, 2004
                    80,000                    December 31, 2005
                    80,000                    December 31, 2006

December 12, 2003                                              December 12, 2010
Grant Date                                                       Expiration Date


     Thermo Electron Corporation (the "Company") confirms the grant to you of an option (the "Option") to acquire the number of shares of common stock (the "Common Stock") specified above, of the Company, subject to the provisions of the 2001 Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). You acknowledge receipt of the Plan and the Agreement for your records.


                                        THERMO ELECTRON CORPORATION


                                        By: /s/ Seth H. Hoogasian
                                        ____________________________________
                                        Seth H. Hoogasian
                                        Vice President, General Counsel and
                                        Secretary

     1. Grant of Option. This Agreement contains the terms and conditions of a grant pursuant to the Plan of a nonqualified stock option to purchase the shares of the common stock of the Company (the "Option Shares") made to you, the Optionee named on the first page of this Agreement. Attached is a copy of the Plan, which is incorporated in this Agreement by reference and made a part hereof. This Option is intended to be a non-statutory stock option under the Internal Revenue Code of 1986, as amended.

     2. Exercisability and Vesting of Option. The Option may be exercised only to the extent the Option shall have vested in accordance with this Agreement. The Option shall vest and become exercisable in accordance with the terms of this Section 2.

     (a) General Rule. Except as otherwise provided in this Section 2, the Option shall vest and be exercisable in accordance with the vesting schedule set forth on the first page of this Agreement, provided that on each vesting date you continue to serve as Chairman of the Board of the Company.

     (b) Death, Retirement or Change in Control. Notwithstanding anything contained in this Agreement to the contrary, the Option shall vest and become exercisable as to 100% of the Option Shares upon the occurrence, prior to the date on which you cease to be Chairman of the Board of the Company (the "Chairman Termination Date"), of (i) your death; or (ii) a Change in Control (as defined in the Plan); or (iii) your retirement from the Board of Directors because you reach the mandatory retirement age.

     (c) Effect of Other Termination of Chairman. Notwithstanding anything contained in this Agreement to the contrary, the portion of the Option that has not vested prior to the Chairman Termination Date shall cease to vest, be immediately forfeited to the Company, and be cancelled if the Chairman
Termination  Date  occurs for any reason  other than the  reasons  specified  in
Section 2(b) (i), (ii) or (iii) above.

     3. Termination of Option. The date on which the Option shall terminate in whole or in part as provided in this Section 3 is hereinafter referred to as the "Option Termination Date". This Option shall terminate on the date that is the earliest of:

     (a) the Expiration Date of the Option set forth on the first page of this Agreement; or

     (b) three months after you cease being a director of the Company for any reason other than the reasons specified in Sections 3(c), 3(d) or 3(e); or

     (c) one year after your death; or

     (d) three years after you retire from the Board of Directors because you reach the mandatory retirement age; or

     (e) the date of the dissolution or liquidation of the Company.
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     4. No Assignment of Rights.  Except for assignments or transfers by will or applicable laws of descent and distribution, your rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of your obligations or liabilities. Notwithstanding the foregoing, the Company consents to the transfer of this Option by you to an immediate member of your family, a family trust or family partnership, provided that the Company shall not be required to recognize any such transfer or assignment until such time as the Company, the transferee and you execute a written assignment of the Option in the form specified by the Company and upon the terms satisfactory to the Company.

     5. Exercise of Option; Delivery and Deposit of Certificate(s). You (or in the case of your death, your legal representative) may exercise the Option (to the extent the Option has vested) in whole or in part in accordance with the instructions described in "The Guide for Thermo Electron Corporation Stock Option Plans," as the same may be amended from time to time.

     6. Rights With Respect to Option Shares. Prior to the date the Option is exercised, you shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares. Upon issuance to you of the Option Shares, you shall have ownership of such Option Shares, including the right to vote and receive dividends, subject, however, to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Certificate of Incorporation or the By-Laws of the Company.

     7. Adjustments in the Event of Certain Transactions. The provisions of the Plan covering the treatment of Options in the event of (a) stock dividends, stock splits, or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends occurring after the date of this Agreement and (b) recapitalizations, mergers or consolidations involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board of Directors (any of the foregoing, a "covered transaction"), occurring while the Option is outstanding, are hereby made applicable hereunder and are incorporated herein by reference.

     8. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Option Shares.

     9. Taxes. No later than the date on which part or all of the value of any Option Shares received under the Plan first becomes includible in your gross income for income tax purposes, you shall satisfy your obligations to pay federal, state or local taxes required to be withheld with respect to such income, if any.

     10. Determination of Rights. Any dispute or disagreement that may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the Board of Directors or a committee thereof, in its sole discretion, and any decision made by such body in good faith shall be conclusive on all parties. The interpretation and construction by the Board or a committee thereof of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive.

     11. Communications. Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed or delivered in hand, if to the Company to its Stock Option Manager c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to you, to the address you shall last have furnished to the Company.